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                                                                     EXHIBIT 5.3




               [MORRIS, JAMES, HITCHENS & WILLIAMS LLP LETTERHEAD]




                                October 10, 2001

Southwest Airlines Co.
P.O. Box 36611
Dallas, Texas 75235


                  Re:      Southwest Airlines Co. --
                           Pass Through Certificates, Shelf Registration


Ladies and Gentlemen:

                  We have acted as special counsel for Wilmington Trust Company, a Delaware banking corporation ("Wilmington Trust"), in its individual capacity and as Trustee (the "Trustee"), under a Pass Through Trust Agreement, dated as of October 10, 2001 (the "Agreement"), between Southwest Airlines Co., a Texas corporation ("Southwest"), and the Trustee. The Trustee will issue Pass Through Certificates pursuant to the Agreement in one or more series in an aggregate principal amount of up to $1,000,000,000 (the "Pass Through Certificates"), to be registered with the Securities and Exchange Commission under the Securities Act of 1993, as amended (the "1993 Act"), by a Registration Statement on Form S-3 to be filed with the Securities and Exchange Commission on or about the date hereof (the "Registration Statement").

                  As such counsel, we have participated in the preparation of the Pass Through Certificates, the Agreement, the discussion in the Prospectus for the Pass Through Certificates (the "Prospectus") constituting part of the Registration Statement entitled "Certain Delaware Taxes," and other agreements and documents relating to the transactions therein contemplated, and we have examined and relied upon originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary or advisable for the purpose of this opinion.


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                  The opinions set forth herein are based on and limited to the
Federal laws of the United States of America governing the banking and trust powers of Wilmington Trust and the laws of the State of Delaware. Insofar as the matters referred to herein relate to the laws of the State of New York, we have assumed that the laws of the State of New York are in all material respects identical to the laws of the State of Delaware (as to which we express no opinion).



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                  Based on the foregoing, we are of the opinion that:

                  1. The execution, authentication, issuance and delivery by the Trustee of the Pass Through Certificates and the Agreement have been duly authorized by the Trustee.

                  2. With respect to the Pass Through Certificates of each series, when (a) the Trust Supplement establishing the terms of the Pass Through Certificates of such series and forming the related Trust shall have been duly authorized, executed and delivered by Southwest and the Trustee in accordance with the terms and conditions of the Agreement, and (b) the Pass Through Certificates of such series shall have been duly executed, authenticated, issued and delivered by the Trustee and sold as contemplated by each of the Registration Statement, the Prospectus, the supplement or supplements to the Prospectus relating to the Pass Through Certificates of such series, the Agreement and the related Trust Supplement, assuming the due authorization, execution and delivery of the Agreement by Southwest and the Trustee and that the terms of the Pass Through Certificates of such series are in compliance with then applicable law, (i) the Agreement, as supplemented by the Trust Supplement, will constitute a valid and binding obligation of the Trustee enforceable against the Trustee in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting enforcement of creditors' rights generally and by general principles of equity, and (ii) the Pass Through Certificates of such series will be validly issued and will be entitled to the benefits of the Agreement and the related Trust Supplement.

                  3. The discussion in the Prospectus contained in the Registration Statement entitled "Certain Delaware Taxes," insofar as it relates to statements of law or legal conclusions in the first two sentences thereof, is correct in all material respects.

                  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the second sentence of the first paragraph under the caption "Certain Delaware Taxes" in the Prospectus contained in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the 1993 Act or the Rules and Regulations of the Securities and Exchange Commission.


                                   Very truly yours,

                                   /s/ MORRIS, JAMES, HITCHENS & WILLIAMS LLP

MML/pab